STEEL EXCEL

Annual Meeting of Shareholders

May 21, 2013

Forward-Looking Statements

This document may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Steel Excel Inc.'s ("SXCL" or the "Company") current expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the Company's need for additional financing and the terms and conditions of any financing that is consummated, their customers' acceptance of its new and existing products, the risk that the Company and its subsidiaries will not be able to compete successfully, and the possible volatility of the Company's unit price and the potential fluctuation in its operating results. Although SXCL believes that the expectations reflected in its forward-looking statements are reasonable and achievable, any such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2012 for information regarding risk factors that could affect the Company's results. Except as otherwise required by federal securities laws, SXCL undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Steel Excel Segments

- STEEL EXCEL
  - Steel Energy
    - Rogue Pressure Services
    - Sun Well Service, Inc. – Williston, ND
    - Forbes Energy Services
  - STEEL SPORTS
    - Baseball Heaven Sports Complex
    - Ruckus
    - CrossFit TSAC
    - Again Faster Equipment
    - CrossFit South Bay

Steel Excel – Key Financial Information (consolidated)

	2011	2012	Change
Net Revenues	$ 2.5 mm	$ 100.1 mm	↑ $ 97.6 mm
Adjusted EBITDA	$ (7.6) mm	$ 22.8 mm	↑ $ 30.4 mm
Federal NOLs	$ 208.7 mm	$ 126.0 mm	↓ $ 82.7 mm
Total Assets	$ 368.7 mm	$ 466.5 mm	↑ $ 97.8 mm
Cash & Marketable Sec.	$ 323.4 mm	$ 270.7 mm	↓ $ 52.7 mm
Debt	$ 0.3 mm	$ 13.3 mm	↑ $ 13.0 mm
Outstanding Shares	10.9 mm	12.9 mm	↑ 2.0 mm

	2013 Guidance Provided on May 2, 2013		
Net Sales	$ 114 mm	–	$ 127 mm
Adjusted EBITDA	$ 25 mm	–	$ 29 mm

Figures are for the fiscal years ended December 31, 2011 and December 31, 2012.

STEEL EXCEL

Steel Excel – Key Activities 2012/2013

Stock Repurchase Program (began November 8, 2012):

- 190,000 shares to date
- Average price – $24.82 per share

Acquisitions:

- 50% of CrossFit Southbay; November 5, 2012
- 50% of CrossFit Torrance; November 5, 2012
- 40% of AgainFaster LLC; January 30, 2013
- 20% of Ruckus Sports LLC; January 31, 2013
  - Additional 10% on May 14, 2013

Ongoing Investment:

- 13.5% of Forbes Energy Services as of April 23, 2013

Steel Excel – Stock Information



OTCPK:SXCL - Share Pricing
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
01/03/12 - $25.90
12/31/12 - $24.95
05/15/13 - $27.20
OTCPK:SXCL - Volume
180,000
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
-
Jan-12
Feb-12
Mar-12
Apr-12
May-12
Jun-12
Jul-12
Aug-12
Sep-12
Oct-12
Nov-12
Dec-12
Jan-13
Feb-13
Mar-13
Apr-13
May-13

Source: Capital IQ
As of May 15, 2013

STEEL EXCEL

STEEL EXCEL

Annual Meeting of Shareholders

May 21, 2013